UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

A.P. PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Special Meeting of Stockholders (the “Special Meeting”) of A.P. Pharma, Inc. (the “Company”) was held on Thursday, September 19, 2013 at 10:00 a.m. local time at the Company’s headquarters pursuant to notice duly given, at which each of the following two proposals were presented and voted upon. Based on the votes cast in person and by proxy at the Special Meeting, proposals one and two were approved.

Proposal I: To approve an amendment to the Company’s Certificate of Incorporation to implement a reverse stock split, within a range from 1-for-10 to 1-for-20, with the exact ratio of the reverse stock split to be determined by the Board of Directors of the Company.

Votes For	Votes Against	Abstain	Broker Non-Votes
261,581,031	5,293,114	117,192	0

Proposal II: To approve an amendment to the Company’s Certificate of Incorporation, as amended, to change the name of the Company from A.P. Pharma, Inc. to “Heron Therapeutics, Inc.

Votes For	Votes Against	Abstain	Broker Non-Votes
263,741,856	2,641,661	607,820	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. PHARMA, INC.

Date: September 25, 2013	By:	/s/ Stephen R. Davis
Executive Vice President and Chief Operating Officer